Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

Validus Holdings, Ltd. Appoints Romel Salam as Chief Risk Officer

PEMBROKE, Bermuda, March 7, 2013 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) announced today that Romel Salam has been promoted to Executive Vice President and Group Chief Risk Officer, effective April 2, 2013.

Mr. Salam has nearly 25 years of industry experience, most recently serving as the Chief Actuary and Chief Risk Officer of Validus Reinsurance, Ltd. (“Validus Re”). Prior to joining Validus Re in 2010, Mr. Salam was a Senior Vice President at Transatlantic Reinsurance where he spent 20 years in positions of increasing responsibility. Mr. Salam is a Fellow of the Casualty Actuarial Society and Member of the American Academy of Actuaries.

Mr. Salam will report to John Hendrickson, Validus' Director of Strategy, Risk Management and Corporate Development. Mr. Hendrickson commented on the appointment: "I am very pleased that Romel has accepted the position of Validus Group Chief Risk Officer. His skill set, experience and drive will lead Validus' continued progress on critical enterprise risk management initiatives including capital modeling and exposure management. This internal appointment also further demonstrates Validus' significant management depth."

Mr. Salam replaces outgoing Chief Risk Officer Stuart Mercer, one of the original founders of Validus, who will support the Group's ongoing strategic initiatives.

Mr. Salam's appointment is subject to the approval of the Bermuda Department of Immigration.

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser, managing third-party capital in insurance linked securities and other investments in the property catastrophe reinsurance space.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Executive Vice President
+1-441-278-9000
or
Media:
Brunswick Group
Greg Faje / Beau Allen
+1-212-333-3810

Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “could” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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